                                   PACIFIC GATEWAY EXCHANGE
               EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         (In thousands, except net income per share)

                                                       THREE MONTHS                   NINE MONTHS
                                                    ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                              ------------------------------   ------------------------------
                                                    1996           1995              1996           1995
                                              -------------     ------------    ------------      -----------
COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE:
     Average Shares Outstanding                      18,173           14,100          15,410           14,100

     Add:
     Common stock equivalent of stock
           options and warrants                         413              200             245              200
                                              -------------     ------------    ------------      -----------
                                                     18,586           14,300          15,655           14,300
                                              =============     ============    ============      ===========

     Net Income                                       2,168              303           3,298            1,253
                                              =============     =============   ============      ===========

     Net Income per Share                              0.12             0.02            0.21             0.09
                                              =============     ============    ============      ===========

NOTE: All share and per hare amounts have been restated for the prior period presented to reflect the nine hundred and forty to one stock split on October 20, 1995.




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